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                           SUPERCUTS, INC. AND SUBSIDIARIES

                                    EXHIBIT 11
                          COMPUTATION OF EARNINGS PER SHARE
                         (In thousands except per share data)
                                   (Unaudited)


                                   For the three months Ended
                                  -----------------------------
                                  March 31,           March 31,
                                     1996                1995
                                  ----------         ----------

Net earnings                    $      1,214        $       737
                                ------------        -----------
                                ------------        -----------
Weighted average number of
   outstanding shares                 11,188             11,156
                                ------------        -----------
                                ------------        -----------
Earnings per common share       $       0.11        $      0.07
                                ------------        -----------
                                ------------        -----------


      Common stock equivalents are considered immaterial for the periods presented.